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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerauld J. Cutini and Patrick C. O'Connor, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Amendment No. 1 to the registration statement on Form S-1 (File No. 333-139831) of Aviza Technology, Inc. and any and all amendments thereto (including post-effective amendments and any registration statement related to the same offering and filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 7, 2007

/s/ C. RICHARD NEELY, JR. C. Richard Neely, Jr.

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POWER OF ATTORNEY